Exhibit 99.2

IROQUOIS GAS TRANSMISSION SYSTEM, L.P.

Consolidated Statements of Comprehensive Income

(Unaudited)

Six Months Ended June 30,	2015	2014
(thousands of dollars)

Operating Revenues	$106,774	$106,609

Operating Expenses

Operations and maintenance	14,339	13,784

Depreciation and amortization	18,900	18,756

Taxes other than income taxes	13,946	13,982

Total operating expenses	47,185	46,522

Operating Income	59,589	60,087

Other Income

Interest income	85	106

Allowance for equity funds used during construction	876	522

Other, net	—	26

	961	654

Interest Expense

Interest expense	10,268	10,565

Allowance for borrowed funds used during construction	(358)	(224)

	9,910	10,341

Net Income	50,640	50,400

Other comprehensive income - effects of retirement benefit plans	—	7

Comprehensive Income	$50,640	$50,407

The accompanying notes are an integral part of these Financial Statements.

IROQUOIS GAS TRANSMISSION SYSTEM, L.P.

Consolidated Balance Sheets

(Unaudited)

	June 30, 2015	December 31, 2014
(thousands of dollars)

ASSETS

Current Assets

Cash and temporary cash investments	$98,676	$80,194

Accounts receivable - trade	11,420	13,971

Accounts receivable - affiliates	3,492	3,169

Prepaid property taxes	7,123	10,766

Other current assets	4,333	7,647

Total current assets	125,044	115,747

Natural Gas Transmission Plant

Natural gas plant in service	1,277,125	1,274,535

Construction work in progress	32,149	29,969

	1,309,274	1,304,504

Accumulated depreciation and amortization	(678,407)	(659,619)

Net natural gas transmission plant	630,867	644,885

Other Assets and Deferred Charges

Other assets and deferred charges	10,712	10,874

Total other assets and deferred charges	10,712	10,874

Total assets	$766,623	$771,506

The accompanying notes are an integral part of these Financial Statements.

IROQUOIS GAS TRANSMISSION SYSTEM, L.P.

Consolidated Balance Sheets

(Unaudited)

	June 30, 2015	December 31, 2014
(thousands of dollars)

LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities
Accounts payable	$1,764	$2,392
Accrued interest	2,153	2,205
Current portion of long-term debt	7,500	9,500
Customer deposits	10,858	7,974
Other current liabilities	2,762	6,628
Total current liabilities	25,037	28,699
Long-Term Debt	337,250	340,000
Other Non-Current Liabilities
Other non-current liabilities	6,013	5,124
Other non-current liabilities	6,013	5,124
Commitments and Contingencies (Note 2)
Total liabilities	368,300	373,823
Partners’ Equity	398,323	397,683
Total liabilities and partners’ equity	$766,623	$771,506

The accompanying notes are an integral part of these Financial Statements.

IROQUOIS GAS TRANSMISSION SYSTEM, L.P.

Consolidated Statements of Cash Flows

(Unaudited)

Six Months Ended June 30,	2015	2014
(thousands of dollars)

Cash Flows from Operating Activities
Net Income	$50,640	$50,400
Adjusted for the following:
Depreciation and amortization	18,900	18,756
Allowance for equity funds used during construction	(876)	(522)
Other assets and deferred charges	737	179
Other non-current liabilities	314	(860)
Changes in working capital:
Accounts receivable	2,228	4,490
Prepaid property taxes	3,643	3,241
Other current assets	4,400	1,507
Accounts payable	513	(682)
Accrued interest	(52)	(46)
Customer deposits	2,884	322
Other current liabilities	(4,952)	(2,031)
Net cash provided by operating activities	78,379	74,754
Cash Flows from Investing Activities
Capital expenditures	(5,147)	(13,756)
Net cash used for investing activities	(5,147)	(13,756)
Cash Flows from Financing Activities
Partner distributions	(50,000)	(20,000)
Repayments of long-term debt	(4,750)	(4,500)
Net cash used for financing activities	(54,750)	(24,500)
Net increase in cash and temporary cash investments	18,482	36,498
Cash and temporary cash investments at beginning of year	80,194	72,223
Cash and temporary cash investments at end of year	$98,676	$108,721
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$10,096	$10,368
Accounts payable accruals for capital expenditures	448	3,958

The accompanying notes are an integral part of these Financial Statements.

IROQUOIS GAS TRANSMISSION SYSTEM, L.P.

Consolidated Statements of Changes in Partners’ Equity

(Unaudited)

(thousands of dollars)	Net Income	Distribution to Partners	Contributions by Partners	Accumulated Other Comprehensive Income/(Loss)	Total Partners’ Equity

December 31, 2014
Balance	$1,326,510	$(1,206,544)	$279,381	$(1,664)	$397,683
Net income	50,640	—	—	—	50,640
Equity distributions to partners	—	(50,000)	—	—	(50,000)
Other comprehensive income	—	—	—	—	—
June 30, 2015
Balance	$1,377,150	$(1,256,544)	$279,381	$(1,664)	$398,323

The accompanying notes are an integral part of these financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of Partnership

Iroquois Gas Transmission System, L.P., (the “Partnership” or “Iroquois”) is a Delaware limited partnership that operates as an interstate pipeline providing service to local gas distribution companies, electric utilities and electric power generators, as well as marketers and other end users, through interconnecting pipelines and exchanges. Iroquois’ pipeline extends from the U.S.-Canadian border at Waddington, New York through the state of Connecticut to South Commack, Long Island, New York and continuing on from Northport, Long Island, New York through the Long Island Sound to Hunts Point, Bronx, New York.

In accordance with the limited partnership agreement, the Partnership shall continue in existence until October 31, 2089, and from year to year thereafter, until the partners elect to dissolve the Partnership and terminate the limited partnership agreement.

As of June 30, 2015, the partners consist of TransCanada Iroquois Ltd. (29.0%), North East Transmission Company (National Grid) (19.4%), Dominion Iroquois, Inc. (24.72%), TCPL Northeast Ltd. (15.48%), TEN Transmission Company (Iberdrola, USA) (4.87%), NJNR Pipeline Company (5.53%) and National Grid IGTS Corp. (National Grid) (1.0%). Iroquois Pipeline Operating Company, a wholly-owned subsidiary, is the administrative operator of the pipeline. IGTS, Inc. of Connecticut is an additional wholly-owned subsidiary formed to hold title to certain Connecticut property interests.

Income and expenses are allocated to the partners and credited to their respective equity accounts in accordance with the partnership agreements and their respective percentage interests. Distributions to partners are made concurrently to all partners in proportion to their respective partnership interests. The Partnership made cash distributions to the partners of $50.0 million and $20.0 million during the six months ended June 30, 2015 and 2014, respectively.

Subsequent Events

A partner distribution in the amount of $50.0 million was approved July 28, 2015 and paid on August 4, 2015.

The Partnership has evaluated all subsequent events through August 11, 2015, which represents the date the financial statements were available to be issued.

Note 2. Commitments and Contingencies

REGULATORY PROCEEDINGS

Wright Interconnect Project

In December of 2012, the Partnership entered into a Precedent Agreement (PA) with Constitution Pipeline (Constitution). The PA requires the Partnership to expand its current compression station located in Wright, New York. The expansion, which consists of adding two new compressor units in addition to new metering facilities, will enable the Partnership to accept up to 650,000 Dth/d of gas from the proposed Constitution pipeline and deliver this gas into either the Partnership’s currently existing mainline or into the Tennessee Gas Pipeline. Pursuant to the PA, Constitution and the Partnership will enter into a capacity lease agreement in which Constitution leases the transmission capacity made available on the new compressor units. This lease agreement is for a period of fifteen years with an option for Constitution to extend the lease an additional five years. This project will require FERC and other regulatory approvals. On June 13, 2013, the Partnership and Constitution filed for FERC approval of the project. On December 2, 2014, the Partnership received its 7C Certificate Order from FERC granting approval for the project, but the approval was conditioned on the Partnership obtaining all outstanding permits. The Partnership continues to work with State and Local authorities to obtain all required permits. The new facilities are scheduled to be in-service at the end of 2016. As of June 30, 2015 the Partnership has incurred approximately $30.8 million of engineering and permitting related capital expenditures and has made approximately $7.3 million in commitments primarily relating to the purchase of materials. Due to agreements in place it is not anticipated that the Partnership will be at risk for these commitments should the project fail to be placed into service due to the denial of permit applications by governmental agencies.

A description of the Partnership’s other regulatory proceedings is contained in Note 7 of the Partnership’s 2014 Consolidated Financial Statements, included in Exhibit 99.1 to this Current Report on Form 8-K. Those descriptions remain materially accurate.

LITIGATION PROCEEDINGS

The Partnership is a party to various legal matters incidental to its business. However, the Partnership believes that the outcome to these proceedings will not have a material adverse effect on the Partnership’s financial condition or results of operations.

No liabilities have been recorded by the Partnership in conjunction with any legal matters.

LEASES

There have been no significant changes regarding the lease commitments disclosed in Note 7 of the Partnership’s 2014 Consolidated Financial Statements, included in Exhibit 99.1 to this Current Report on Form 8-K.